SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
☑	Definitive Proxy Statement		Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c)
or sec. 240.14a-12
Neurocrine Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NEUROCRINE BIOSCIENCES, INC.

Notice of Annual Meeting of Stockholders

To Be Held on June 30, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), will be held on June 30, 2006, at 8:30 a.m. local time, at the Company’s corporate headquarters located at 12790 El Camino Real, San Diego, California 92130 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect three Class I Directors to the Board of Directors to serve for a term of three years;

2.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 50,000,000 shares to 110,000,000 shares;

3.	To approve an amendment to the Company’s 2003 Incentive Stock Plan, as amended to increase the number of shares of common stock reserved for issuance from 3,300,000 to 4,300,000 shares;

4.	To approve the Amended and Restated Employee Stock Purchase Plan, which, as amended and restated, increases the number of shares of common stock reserved for issuance from 625,000 to 725,000 shares;

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

6.	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

Only stockholders of record at the close of business on May 1, 2006 are entitled to receive notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage prepaid envelope, or vote by telephone or internet (instructions have been provided on your proxy card). Stockholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

By Order of the Board of Directors,

Margaret Valeur-Jensen, J.D., Ph.D.
Corporate Secretary

San Diego, California
May 19, 2006

Neurocrine Biosciences, Inc.

12790 El Camino Real
San Diego, California 92130

PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), for use at its 2006 Annual Meeting of Stockholders to be held on June 30, 2006 beginning at 8:30 a.m., local time, or at any continuations, postponements or adjournments thereof for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, located at 12790 El Camino Real, San Diego, California 92130. The Company’s phone number is (858) 617-7600.

This proxy statement is being first mailed on or about May 19, 2006 to all stockholders entitled to vote at the Annual Meeting.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of three directors, approval of an amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 to 110,000,000, approval of an amendment increasing the number of shares of common stock available under the Company’s 2003 Incentive Stock Plan from 3,300,000 to 4,300,000, approval of the Amended and Restated Employee Stock Purchase Plan, which, as amended and restated, increases the number of shares of common stock reserved for issuance from 625,000 to 725,000, and ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2006. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who can attend the Annual Meeting?

All stockholders of record at the close of business on May 1, 2006 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in “Street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the Annual Meeting. At the close of business on May 1, 2006, 37,751,197 shares of the Company’s common stock, $0.001 par value per share, were issued and outstanding. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

Each outstanding share of the Company’s common stock will be entitled to one vote on each proposal considered at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the Company to conduct its business at the Annual Meeting. As of May 1, 2006, 37,751,197 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 18,875,599 shares will be required to establish a quorum. The presence of a quorum will be determined by the Inspector of Elections (the “Inspector”).

Proxies received but marked as abstentions as well as “broker non-votes” will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in certificate form or are a Neurocrine employee who participates in the Employee Stock Purchase Program) and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. To assist in soliciting proxies (votes), the Company has retained Innisfree, a professional proxy solicitation firm, at an approximate cost of $6,500, plus certain out-of-pocket expenses. Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by other appropriate means.

Can I vote by telephone or electronically?

If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “Street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on June 29, 2006.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. A proxy will also be revoked if the stockholder attends the Annual Meeting and votes in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated directors (see Proposal One);
•	for approval of the amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 110,000,000 shares (see Proposal Two); and
•	for approval of the amendment to the Company’s 2003 Incentive Stock Plan to increase the number of shares of common stock reserved for issuance from 3,300,000 to 4,300,000 (see Proposal Three); and

•	for approval of the Amended and Restated Employee Stock Purchase Plan which also increases the number of shares of common stock reserved for issuance from 625,000 to 725,000 (see Proposal Four); and

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006 (see Proposal Five); and

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Amendment of Certificate. The affirmative vote of a majority of the Company’s outstanding shares of common stock is required for approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 110,000,000. A vote to “ABSTAIN” from voting on this matter has the legal effect of a vote “AGAINST” the matter, although it will be counted for purposes of determining whether there is a quorum.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether the number of shares represented in person or by proxy at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “Street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on and will not be counted in determining the number of shares represented in person or by proxy at the Annual Meeting. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who counts the votes?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector.

STOCK OWNERSHIP

Who are the principal stockholders, and how much stock does management own?

The following table sets forth the beneficial ownership of the Company’s common stock as of May 1, 2006 by (i) each of the executive officers named in the table under the heading “Compensation of Executive Officers − Summary Compensation Table,” (ii) each director, (iii) all directors and executive officers as a group and (iv) all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock. A total of 37,751,197 shares of the Company’s common stock were issued and outstanding as of May 1, 2006.

		Number of
		Shares of
		Common	Total Number
		Stock Subject	of Shares of
	Number of	to Options	Common
	Shares of	Exercisable	Stock
	Common Stock	Within	Beneficially	Percent
Name and Address of Beneficial Owner (1)	Owned (2)	60 Days (3)	Owned (4)	Ownership

Janus Capital Management, LLC	4,740,237	–	4,740,237	12.6%
100 Fillmore Street Denver, CO 80206
T. Rowe Price Associates (5)	4,420,221	–	4,420,221	11.7%
100 E. Pratt Street Baltimore, MD 21202
FMR Corp.	3,761,400	–	3,761,400	10.0%
82 Devonshire Street Boston, MA 02109
Kevin C. Gorman, Ph.D.	58,031	222,586	280,617	*
Paul W. Hawran	247,481	293,858	541,339	1.4%
Gary A. Lyons	383,869	643,048	1,026,917	2.7%
Margaret Valeur-Jensen, J.D., Ph.D.	32,491	246,423	278,914	*
Wendell Wierenga, Ph.D.	6,042	143,749	149,791	*
Adrian Adams	–	12,495	12,495	*
Corinne H. Lyle	–	32,000	32,000	*
W. Thomas Mitchell	1,000	56,000	57,000	*
Joseph A. Mollica, Ph.D.	–	95,000	95,000	*
Richard F. Pops	–	72,000	72,000	*
Stephen A. Sherwin, M.D.	–	89,500	89,500	*
Wylie W. Vale, Ph.D.	231,372	77,555	308,927	*
All executive officers and directors as a group (13 persons)	965,286	2,004,847	2,970,133	7.9%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s common stock as of the Record Date.

(1)	The address of each individual named is c/o Neurocrine Biosciences, Inc., 12790 El Camino Real, San Diego, CA 92130, unless otherwise indicated.

(2)	Represents shares of common stock owned, excluding shares of common stock subject to stock options that are listed under the heading “Number of Shares of Common Stock Subject to Options Exercisable Within 60 Days,” by the named parties as of the Record Date.

(3)	Shares of common stock subject to stock options currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

(4)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(5)	These securities are owned by various individual and institutional investors which own 4,420,221 shares representing 11.7% of the shares outstanding, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Security Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2005, except for two filings. On February 14, 2005 prepaid forward contracts for Gary A. Lyons and Paul W. Hawran were settled by their respective brokers. These prepaid forward contracts were disclosed on Forms 4 when the agreements were entered into during 2004; however, when the contracts were settled on February 14, 2005, the brokers did not notify the Company. Upon learning of the contract settlement, the Company immediately filed each Form 4 on March 7, 2005.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Company’s Bylaws provide that the Board of Directors will be comprised of eight directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently three directors in Class I (Joseph A. Mollica, Ph.D., Wylie W. Vale, Ph.D. and W. Thomas Mitchell), three directors in Class II (Corinne H. Lyle, Richard F. Pops, and Stephen A. Sherwin, M.D.), and two directors in Class III (Adrian Adams and Gary A. Lyons). A majority of the members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

The directors in Class I hold office until the 2006 Annual Meeting of Stockholders, the directors in Class II hold office until the 2007 Annual Meeting of Stockholders and the directors in Class III hold office until the 2008 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office or death). After each such election, the directors in each such case will then serve in succeeding terms of three years and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company’s directors and executive officers.

The term of office for directors Joseph A. Mollica, Ph.D., Wylie W. Vale, Ph.D. and W. Thomas Mitchell, will expire at the 2006 Annual Meeting. At the 2006 Annual Meeting, the stockholders will elect three Class I directors for a term of three years.

Vote Required

The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the 2006 Annual Meeting and entitled to vote on the election of directors will be elected to the Board of Directors.

Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below. If any of the Company’s nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the Company’s nominees will be unable or will decline to serve as a director. The Board of Directors recommends that stockholders vote “FOR” the nominees named below.

Nominees for Election at the Annual Meeting

All of the nominees (Joseph A. Mollica, Ph.D., Wylie W. Vale, Ph.D. and W. Thomas Mitchell) are currently Class I directors of the Company. Information about the nominees is set forth below:

			Director
Name of Director	Age	Position in the Company	Since

Joseph A. Mollica, Ph.D. (3)	65	Chairman of the Board	1997
Wylie W. Vale, Ph.D.	64	Director	1992
W. Thomas Mitchell (1) (3)	60	Director	2002

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating/Corporate Governance Committee.

Joseph A. Mollica, Ph.D. has served as a director of the Company since June 1997 and became Chairman of the Board in April 1998. Dr. Mollica is currently Chairman of the Board of Pharmacopeia Drug Discovery, Inc., a biopharmaceutical company focusing on collaborative drug discovery. From 1994 to 2004, Dr. Mollica served as the Chairman of the Board of Directors, President and Chief Executive Officer of Pharmacopeia. From 1987 to December 1993, Dr. Mollica served as Vice President, Medical Products of DuPont Company and then as President and CEO of DuPont Merck Pharmaceutical Company from 1991 to 1993. At Ciba-Geigy, where he was employed from 1966 to 1986, he served in a variety of positions of increasing responsibility, rising to Senior Vice President of Ciba-Geigy’s Pharmaceutical Division. He is currently on the boards of directors of Linguagen Corp., a biotechnology company focused on improving the taste of food and drug products, Pharmacopeia and Cytogen Corporation, a biopharmaceutical company focused on developing and commercializing innovative molecules targeting cancer. He received his B.S. from the University of Rhode Island, his M.S. and Ph.D. from the University of Wisconsin and his Sc.D.h.c. from the University of Rhode Island.

Wylie W. Vale, Ph.D. is one of the Company’s two academic co-founders, Chief Scientific Advisor, Neuroendocrinology, and a member of the Company’s Founding Board of Scientific and Medical Advisors. Dr. Vale was elected a director of the Company in September 1992. He is The Helen McLoraine Professor of Molecular Neurobiology at The Salk Institute for Biological Studies and is the Senior Investigator and Head of The Clayton Foundation Laboratories for Peptide Biology at The Salk Institute, where he is a member of the Board of Trustees and former Chairman of the Faculty. He is also an Adjunct Professor of Medicine at the University of California, San Diego. In addition, Dr. Vale is recognized for his work on the molecular, pharmacological and biomedical characterization of neuroendocrine peptides, growth factors and their receptors. In recognition of his discoveries, he has received numerous awards and he is a member of the American Academy of Arts and Sciences, the Institute of Medicine and the National Academy of Sciences. Dr. Vale is a co-founder and member of the Board of Directors of Acceleron Pharma, Inc., a biotechnology company focused on musculoskeletal and metabolic therapeutics. He is a past President of both the American Endocrine Society and the International Society of Endocrinology. Dr. Vale received a B.A. in biology from Rice University and a Ph.D. in physiology and biochemistry from the Baylor College of Medicine.

W. Thomas Mitchell was appointed to Neurocrine’s Board of Directors in November 2002. He is the former Chairman of the Board and Chief Executive Officer of Genencor International, a biotechnology company. Under his guidance, Genencor’s revenues grew from under $30 million to over $325 million. In addition, he successfully managed the acquisition and integration of three major businesses to build the global enterprise that is now Genencor. An industry leader, Mr. Mitchell has participated in a number of important policy initiatives including the 1999 federal executive order that created the national bioenergy initiative. Mr. Mitchell also served as a member of the Governor’s Council on Biotechnology in California, which was responsible for helping to improve the state’s competitiveness in the mid-1990’s. Mr. Mitchell currently serves on the Board of Directors of dj Orthopedics, Inc. a medical device company, where he is a member of the audit and compensation committees. He also served on the Advisory Boards of the Chemical Engineering School at Cornell University and the University of Iowa’s School of Engineering. He received his B.S. in chemical engineering from Drexel University. He also completed the Executive Development Program at the University of Michigan.

Who are the remaining directors that are not up for election this year?

The Class II and III directors will remain in office after the 2006 Annual Meeting. The Class II directors are Corinne H. Lyle, Richard F. Pops and Stephen A. Sherwin, M.D. The Class III directors are Adrian Adams and Gary A. Lyons. The names and certain other current information about the directors whose terms of office continue after the Annual Meeting are set forth below:

			Director
Name of Director	Age	Position in the Company	Since

Corinne H. Lyle (1)	46	Director	2004
Richard F. Pops (1) (2)	44	Director	1998
Stephen A. Sherwin, M.D. (2) (3)	57	Director	1999
Adrian Adams (2)	55	Director	2005
Gary A. Lyons	55	President, Chief Executive Officer and Director	1993

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating/Corporate Governance Committee.

Corinne H. Lyle was elected to the Board of Directors in June 2004. She is the President of Global Operations for Edwards Lifesciences, a global leader in products and technologies to treat advanced cardiovascular disease and the leading heart valve company in the world. From 2003 to 2005, she served as Chief Financial Officer and Treasurer for Edwards. From October 1998 until February 2003, she served as Vice President, Chief Financial Officer of Tularik, Inc., a company involved in the discovery and development of drugs based on gene regulation. Prior to joining Tularik, she was Executive Director - Health Care Group at Warburg Dillon Read LLC, an investment bank. Ms. Lyle is a member of the Board of Directors of Onyx Pharmaceuticals Inc., an oncology company focused on developing innovative therapies that target cancer. Ms. Lyle received her undergraduate degree in industrial engineering from Stanford University and her M.B.A. from Harvard Business School.

Richard F. Pops was elected to the Board of Directors in April 1998. Mr. Pops has been Chief Executive Officer of Alkermes, Inc. since February 1991. Under his leadership, Alkermes has grown from a privately held company with 25 employees to a publicly traded pharmaceutical company with more than 500 employees in multiple locations in the United States. He currently serves on the Board of Directors of: Alkermes; Reliant Pharmaceuticals, LLC, a cardiovascular pharmaceutical products company; CombinatoRx, Inc., a company focused on developing new medicines built from synergistic combinations of approved drugs; Acceleron Pharma, Inc.; Sirtris Pharmaceuticals, Inc, a biotechnology company focused on discovering therapies to combat aging, metabolic and neurological diseases; Expressive Constructs, Inc., a biotechnology company engaged in research and development of new antibody detection technologies; the Biotechnology Industry Organization where he is the current Chairman; the Massachusetts Biotechnology Council; the New England Healthcare Institute and Harvard Medical School Board of Fellows. He received a B.A. in economics from Stanford University in 1983.

Stephen A. Sherwin, M.D. was elected to the Board of Directors in April 1999. Since March 1990, Dr. Sherwin has served as Chief Executive Officer and Director of Cell Genesys, Inc., a biotechnology company. In March 1994, he was elected as Chairman of the Board of Cell Genesys. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as Vice President of Clinical Research. Prior to 1983, Dr. Sherwin held various positions on the staff of the National Cancer Institute. Dr. Sherwin also serves as Chairman of the Board of Ceregene, Inc., a former subsidiary of Cell Genesys, a company he co-founded in 2001, and was also a co-founder of Abgenix, also a former subsidiary of Cell Genesys. Dr. Sherwin is a member of the Board of Directors of Rigel Pharmaceuticals, Inc., a biotechnology company focused on immunology and the Biotechnology Industry Organization. He holds a B.A. in biology from Yale and an M.D. from Harvard Medical School and is board-certified in internal medicine and medical oncology.

Adrian Adams was appointed the Board of Directors in December 2005. He is the President and Chief Executive Officer of Kos Pharmaceuticals, Inc., a fully integrated specialty pharmaceutical company focusing on novel treatments for cardiovascular, respiratory and metabolic diseases. Mr. Adams serves on the Board of Directors of Kos Pharmaceuticals and oversees all operating activities of the company. Mr. Adams has a broad background encompassing research, sales, marketing, international and national product management, business development, and general management. He previously served as President and Chief Executive Officer of Novartis-UK from 1999 until 2001 and was with SmithKline Beecham Pharmaceuticals from 1992 through 1999, last serving as President and CEO of the company’s Canadian subsidiaries. He began his career at ICI Pharmaceuticals. Mr. Adams also serves as Chairman of the Board of Directors of Arisaph Pharmaceuticals, Inc., a private biotechnology company focused on discovering pharmaceuticals for diabetes, cancer and cardiovascular disease. He is a graduate of Manchester University in the United Kingdom with a Bachelor of Science degree.

Gary A. Lyons has served as President, Chief Executive Officer and a director of the Company since joining Neurocrine in February 1993. Prior to joining the Company, Mr. Lyons held a number of senior management positions at Genentech including Vice President of Business Development and Vice President of Sales. Mr. Lyons currently serves on the Boards of Directors for Rigel Pharmaceuticals, Inc., a biotechnology company focused on immunology and Vical, Inc., a biotechnology company focused on the prevention and treatment of serious or life-threatening diseases. Mr. Lyons holds a B.S. in marine biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

How often did the Board meet during fiscal 2005?

The Board of Directors of the Company held a total of five meetings and took action by written consent on six occasions during 2005. During 2005, the Board of Directors had an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Charters for each of these committees have been established and approved by the Board of Directors, and copies of the charters of the Audit and Nominating/Corporate Governance Committees have been posted on the Company’s website at www.neurocrine.com. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each director served.

What are the various committees of the Board and which directors are on those committees?

During 2005, the Compensation Committee consisted of directors Joseph A. Mollica, Ph.D., Richard F. Pops and Stephen A. Sherwin, M.D. Upon being appointed to the Board of Directors in December 2005, Adrian Adams replaced Joseph A. Mollica, Ph.D. as a member of the Compensation Committee. This committee met three times and took one action by written consent during 2005. The Compensation Committee reviews and recommends to the Board the compensation of executive officers and other employees of the Company. The Compensation Committee is comprised solely of independent directors, as defined by Nasdaq Stock Market Rule 4200(a)(15).

The Company’s Audit Committee is also comprised entirely of directors who meet the independence requirements set forth in Nasdaq Stock Market Rule 4350(d)(2)(A). Information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee,” included in this annual proxy statement. The current members of the audit committee are Corinne H. Lyle, Richard F. Pops, and W. Thomas Mitchell. The Board of Directors has determined that Corinne H. Lyle and Richard F. Pops are “audit committee financial experts” within the meaning of item 401(h) of SEC Regulation S-K.

The Company also has a Nominating/Corporate Governance Committee currently comprised of Joseph A. Mollica, Ph.D., W. Thomas Mitchell and Stephen A. Sherwin, M.D; all independent directors as defined by Nasdaq Stock Market Rule 4200(a)(15). The Nominating/Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including administration of the Company’s Code of Business Conduct and Ethics which is available on the Company’s website at www.neurocrine.com. The functions of this committee also include consideration of the composition of the Board and recommendation of individuals for election as directors of the Company. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders provided such nominations are made pursuant to the Company’s Bylaws and applicable law. The committee met two times during 2005 to recommend the slate of directors that was approved at the 2005 Annual Meeting of Stockholders and to recommend that the Board of Directors appoint Adrian Adams to the Board as a Class III director. The committee met in early 2006 to recommend that the Board of Directors nominate Joseph A. Mollica, Ph.D., Wylie W. Vale, Ph.D., and W. Thomas Mitchell for re-election as Class I directors for the upcoming three-year term. The Board of Directors subsequently approved this recommendation.

How are directors compensated?

Non-employee directors are reimbursed for expenses incurred in connection with performing their duties as directors of the Company. Directors who are not employees or consultants of the Company receive a $25,000 annual retainer, $2,000 for each regular meeting of the Board of Directors and $750 for each special meeting or telephone meeting lasting more than one hour that such directors attend. The Company has agreed to provide Joseph A. Mollica, Ph.D. as Chairman of the Board a $30,000 annual cash retainer. In addition to the cash compensation set forth above, the Chairman of the Audit Committee, Corinne H. Lyle, receives an additional $10,000 annual cash retainer. The Chairman of the Compensation Committee, Richard F. Pops, and the Chairman of the Nominating/Corporate Governance Committee, W. Thomas Mitchell, each receive an additional annual cash retainer of $5,000 for chairing these committees. Each other director who is a member of the Audit Committee, the Compensation Committee or the Nominating/Corporate Governance Committee receive an annual $3,000 cash retainer for each Committee on which he or she serves.

Effective March 1, 2000, each non-employee director is eligible to participate in the Company’s Deferred Compensation Plan (the “Compensation Plan”). In addition to non-employee directors of the Company, the Company’s officers, vice presidents, and higher ranking employees are also eligible to participate in the Compensation Plan. Under the terms of the Compensation Plan, each eligible participant may elect to defer all or a portion of cash compensation received for services to the Company. Elections must be made by December 1 of each preceding year and are irrevocable once made. Upon receipt of an eligible participant’s deferral election, the Company maintains a deferred compensation investment account on behalf of such participant. Funds so invested are paid to participants based on an elected payout schedule over a period of up to 15 years. Upon death or termination for cause, funds are paid out within 60 days following the event. Funds may also be withdrawn for hardship under some circumstances. For the year 2005, Joseph A. Mollica, Ph.D. elected to defer 100% of his cash compensation from the Company pursuant to the Compensation Plan. For the year 2006, Joseph A. Mollica, Ph.D. and Adrian Adams have elected to defer 100% of their cash compensation from the Company pursuant to the Compensation Plan.

Additionally, each non-employee director receives a grant of nonstatutory options to purchase 12,000 shares of the Company’s common stock (Joseph A. Mollica, Ph.D. as Chairman of the Board, will receive 15,000 options) at each Annual Meeting of Stockholders, provided that such non-employee director has been a non-employee director of the Company for at least six months prior to the date of such Annual Meeting. Each new non-employee director is automatically granted a nonstatutory stock option to purchase 25,000 shares of the Company’s common stock upon the date such person joins the Board of Directors.

All options granted to non-employee directors vest monthly over the one-year period following the date of grant and have exercise prices equal to the fair market value of the Company’s common stock on the date of the grant.

What is our director nomination process?

Director qualifications

In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating/Corporate Governance considers the Company’s corporate governance principles, which include the following:

Directors should possess the highest ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They also must have experience they can draw upon to help direct the business strategies of the Company together with sound judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board members and management in dialogue and the decision-making process.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities. In evaluating director nominees, the Nominating/Corporate Governance Committee considers the following factors: the appropriate size of the Company’s Board of Directors; personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; and experience as a board member of another publicly held company.

The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating/Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders. The Nominating/Corporate Governance Committee does, however, believe that at least one, and, preferably, several, members of the Board of Directors, meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules. The Nominating/Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board of Directors.

Identification and evaluation of nominees for directors

The Nominating/Corporate Governance Committee identifies nominees for director by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board of Directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating/Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating/Corporate Governance Committee generally polls the Board of Directors and members of management for their recommendations and may also seek input from third-party search firms. The Nominating/Corporate Governance Committee may also seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by the Company’s independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Company’s Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors.

We have not received director candidate recommendations from the Company’s stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.

What is our process for stockholder communications with the Board of Directors?

Although the Company has not established a formal process by which stockholders may communicate directly with directors, the Nominating/Corporate Governance Committee has taken note of recent corporate governance developments relating to stockholder communications and intends to consider development and implementation of specific procedures for stockholders to communicate directly with the Board. Until formal procedures are developed and posted on the Company’s website, any communications to the Board of Directors should be sent to the Board in care of Neurocrine Biosciences Investor Relations, 12790 El Camino Real, San Diego, CA 92130.

What is our policy regarding Board-member attendance at the Company’s Annual Meeting?

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, the Company encourages all of its directors to attend. Joseph A. Mollica, Ph.D. and Gary A. Lyons represented the Board of Directors at the 2005 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee is currently comprised of directors Corinne H. Lyle, Richard F. Pops, and W. Thomas Mitchell. All current committee members satisfy the definition of independent director as established in the Nasdaq Stock Market qualification requirements. The Committee met four times during the year ended December 31, 2005.

The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2005 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee also has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2005 with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The independent registered public accounting firm also is responsible for performing an independent audit of the Company’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on From 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

Respectfully submitted by:
AUDIT COMMITTEE

Corinne H. Lyle
W. Thomas Mitchell
Richard F. Pops

Audit and non-audit fees

The aggregate fees billed to the Company by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2005	2004

Audit fees (1)	$380,826	$419,571
Audit related fees (2)	15,785	–
Tax fees (3)	2,220	37,667
All other fees (4)	–	–

Total	$398,831	$457,238

(1)	Audit fees consist of fees for professional services performed by Ernst & Young LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees consist of fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees for other permissible work performed by Ernst & Young LLP that does not meet with the above category descriptions.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors. All of the services rendered by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy described below.

Audit Committee policy regarding pre-approval of audit and permissible non-audit services of our independent registered public accounting firm

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically (at least quarterly) report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviews and recommends to the Board of Directors for approval the Company’s executive compensation policies. The Committee is responsible for reviewing the salary and benefits structure of the Company at least annually to insure its competitiveness within the Company’s industry. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2005. During 2005, the members of the Committee were Richard F. Pops, Stephen A. Sherwin, M.D., and Joseph A. Mollica, Ph.D. Upon joining the Board of Directors in December 2005, Adrian Adams replaced Joseph A. Mollica, Ph.D. as a member of the Compensation Committee.

The Company’s philosophy in establishing its compensation policy for executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other biotechnology companies. Compensation for the Company’s executive officers consists of a base salary and potential incentive cash bonuses, as well as potential incentive compensation through stock options and stock ownership.

Base salary

The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company’s competitive position in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. During 2005, the Company reviewed the Company’s executive compensation policies and made recommendations to the Board regarding such policies. Some of the competitive information was obtained from surveys prepared by consulting companies or industry associations (e.g., the Radford Biotechnology Compensation Survey). As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are based upon personal performance for the year, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company established by the Committee, as well as other factors the Committee judges to be pertinent during an assessment period. In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors.

Annual incentive compensation

A portion of the cash compensation paid to the Company’s executive officers, including the Chief Executive Officer, is in the form of discretionary bonus payments that are paid on an annual basis as part of the Company’s incentive compensation strategy. Bonus payments are linked to the attainment of overall corporate goals established by the Board of Directors and individual goals established for each executive officer. The Board of Directors establishes the maximum potential amount of each officer’s bonus payment annually, based upon the recommendation of the Committee. The appropriate weight to be given to each of the various goals used to calculate the amount of each officer’s bonus payment is determined by the Committee. The goal of the Company’s incentive compensation strategy is to support the achievement of Company goals and objectives by basing compensation on a pay-for-performance basis.

Long-term incentives

The Committee provides the Company’s executive officers with long-term incentive compensation through grants of stock options, restricted stock units and/or stock bonuses under the Company’s equity compensation plans. The Board believes that these grant programs provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s common stock. The Board believes that these grants directly motivate an executive to maximize long-term stockholder value. The grants also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. The Board considers each grant subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

The Company also has established an employee stock purchase plan both to encourage employees, including the Company’s executive officers, to continue in the employ of the Company and to motivate employees through an ownership interest in the Company. Under the plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of common stock on certain dates specified by the Board. The price of common stock purchased will be equal to 85% of the fair market value of the common stock on the purchase date.

Chief Executive Officer compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Gary A. Lyons’ base salary for 2005 was $547,000. Mr. Lyons joined the Company in February 1993. His initial salary, potential bonus, and stock grants were determined on the basis of negotiation between the Board of Directors and Mr. Lyons with due regard for his qualifications, experience, prior salary, and competitive salary information. Mr. Lyons’ base salary for 2005 was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size and development. Mr. Lyons has annual and long-term strategic and operational goals established by the Board. In light of the achievement of financial and operational goals and the advancement of drug candidates in the pipeline, Mr. Lyons earned a $400,000 bonus for 2005. As with other executive officers, Mr. Lyons’ total compensation was based on the Company’s accomplishments and the Chief Executive Officer’s contribution thereto.

Section 162(m)

The Board has considered the potential future effects of Section 162(m) of the Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

In approving the amount and form of compensation for the Company’s executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:
COMPENSATION COMMITTEE

Stephen A. Sherwin, M.D.
Richard F. Pops
Adrian Adams

Compensation Committee interlocks and insider participation

As of December 31, 2005, the Compensation Committee consisted of Richard F. Pops, Stephen A. Sherwin, M.D., and Adrian Adams. During 2005, Joseph A. Mollica, Ph.D. also served on the Compensation Committee. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

EXECUTIVE OFFICERS

Who are the executive officers of the Company?

As of the Record Date, the executive officers of the Company were as follows:

Name	Age	Position

Gary A. Lyons	55	President, Chief Executive Officer and Director
Paul W. Hawran	54	Executive Vice President and Chief Financial Officer
Wendell Wierenga, Ph.D.	58	Executive Vice President, Research and Development
Margaret E. Valeur-Jensen, J.D., Ph.D.	49	Executive Vice President, General Counsel and Corporate Secretary
Kevin C. Gorman, Ph.D.	48	Executive Vice President and Chief Business Officer
Richard Ranieri	54	Senior Vice President, Human Resources

See above for biographical information concerning Gary A. Lyons.

Paul W. Hawran became Executive Vice President and Chief Financial Officer of the Company in January 2001 after having served as Senior Vice President and Chief Financial Officer of the Company since February 1996 and Vice President and Chief Financial Officer from 1993 to 1996. In this capacity, Mr. Hawran directs accounting, finance, investor relations, information technologies and operations. Mr. Hawran was employed by SmithKline Beecham Corporation from July 1984 to May 1993, most recently as Vice President and Treasurer. Prior to joining SmithKline in 1984, Mr. Hawran held various financial positions at Warner Communications (now Time Warner) where he was involved in corporate finance, financial planning and domestic and international budgeting and forecasting. Mr. Hawran is currently a member of the Board of Directors of Cytori Therapeutics, Inc. a cell based therapeutics biotechnology company. Mr. Hawran received a B.S. in finance from St. John’s University and an M.S. in taxation from Seton Hall University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and California and Pennsylvania Institute of Certified Public Accountants.

Wendell Wierenga, Ph.D. became the Company’s Executive Vice President, Research and Development in September 2003 and is responsible for all aspects of research and development, including discovery research as well as preclinical and clinical development. From August 2000 to August 2003, Dr. Wierenga was Chief Executive Officer of Syrrx, Inc. Prior to joining Syrrx, from March 1997 to July 2000, he was Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert (now Pfizer), where he was responsible for worldwide drug development, including toxicology, pharmacokinetics/drug metabolism, chemical development, pharmaceutics, clinical supplies, information systems and technology acquisition. From 1990 to 1997, Dr. Wierenga was Senior Vice President for Research at Parke-Davis/Warner Lambert. Prior to Parke-Davis, Dr. Wierenga was at Upjohn Pharmaceuticals for 16 years, most recently as Executive Director of Discovery Research. Dr. Wierenga led/participated in the research and development of more than 50 INDs, over 10 NDAs and over 10 marketed products, including Lipitor® and Neurontin®. He is a member of the Board of Directors of XenoPort, Inc., a biotechnology company focused on improving drug absorption and distribution; Onyx Pharmaceuticals, Inc. a biotechnology company focused on cancer; Ambit Biosciences, a private biotechnology company focused on cancer; and Ciphergen Biosystems, Inc., a biotechnology company focused on diagnostic tools. Dr. Wierenga earned his B.A. in chemistry from Hope College, his Ph.D. in chemistry from Stanford University and an American Cancer Society Postdoctoral Fellowship at Stanford.

Margaret E. Valeur-Jensen, J.D., Ph.D. became Executive Vice President, General Counsel and Corporate Secretary of the Company in February 2005 after having served as Senior Vice President, General Counsel and Corporate Secretary since January 2000. She joined the Company as Vice President, General Counsel and Secretary in October 1998. She is responsible for all corporate and patent law practices at the Company, serves as Corporate Secretary and is a member of the senior management committee. From 1995 to 1998, Dr. Valeur-Jensen served as Associate General Counsel, Licensing and Business Law of Amgen. From

1991 to 1995, she served first as Corporate Counsel and later as Senior Counsel, Licensing for Amgen. Prior to joining Amgen, Dr. Valeur-Jensen practiced law at Davis, Polk & Wardell, a leading corporate law firm. She earned a J.D. degree from Stanford University, a Ph.D. in biochemistry and molecular biology from Syracuse University, and was a Post-Doctoral Fellow at Massachusetts General Hospital and Harvard Medical School.

Kevin C. Gorman, Ph.D. has been employed with the Company since 1993. As Executive Vice President and Chief Business Officer of Neurocrine Biosciences, he is responsible for the in-licensing and out-licensing of technologies and products, sales and marketing operations, corporate partnering activities and strategic planning. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he was responsible for the early stage founding of the Company and several other biotechnology companies such as Onyx Pharmaceuticals, Metra Biosystems, IDUN and ARIAD Pharmaceuticals. Dr. Gorman received his Ph.D. in immunology and M.B.A. in Finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University.

Richard Ranieri joined the Company in June 2005 as Senior Vice President, Human Resources. From 1993 to 2005, Mr. Ranieri was Senior Vice President, Human Resources for Genencor International, Inc., a diversified biotechnology company. Prior to 1993, Mr. Ranieri spent more than 15 years with GlaxoSmithKline, a worldwide healthcare company, in various human resource positions at the corporate and divisional levels. Mr. Ranieri earned his B.A. in social science and accounting from Villanova University and a M.A. in organizational development from Rider University.

How are the executive officers compensated?

Compensation of Executive Officers-Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the three fiscal years in the period ended December 31, 2005 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 2005 (the “Other Named Executive Officers”):

					Long-term Compensation Awards
		Annual Compensation			Stock Bonus	Securities
				Other Annual	Subject	Underlying	All Other
		Salary	Bonus	Compensation	to Vesting	Options	Compensation
Name and Principal Position	Year	($) (1)	($) (1)	($) (8)	($) (2)	(#)	($)

Gary A. Lyons	2005	547,000	400,000	–	–	75,000	8,382	(3)
President and Chief Executive	2004	510,000	200,000	–	220,600	100,000	8,232	(3)
Officer	2003	475,000	225,000	–	169,785	110,000	8,082	(3)
Paul W. Hawran	2005	325,000	165,000	–	–	25,000	8,166	(4)
Executive Vice President and	2004	312,000	90,000	–	55,150	25,000	7,979	(4)
Chief Financial Officer	2003	298,000	100,000	–	48,510	35,000	7,789	(4)
Wendell Wierenga, Ph.D.	2005	350,000	170,000	823	–	35,000	8,238	(5)
Executive Vice President	2004	309,000	110,000	826	–	30,000	7,970	(5)
Research and Development	2003	100,000	50,000	257	260,737	100,000	3,726	(5)
Margaret Valeur-Jensen, J.D., Ph.D.	2005	300,000	150,000	–	–	25,000	8,123	(6)
Executive Vice President,	2004	286,000	95,000	–	82,725	30,000	7,904	(6)
General Counsel and Secretary	2003	272,000	100,000	–	72,765	35,000	7,714	(6)
Kevin C. Gorman	2005	292,000	140,000	–	–	25,000	8,071	(7)
Executive Vice President and	2004	278,000	90,000	–	110,300	35,000	7,881	(7)
Chief Business Officer	2003	265,000	100,000	–	97,020	40,000	7,694	(7)

(1)	Salary and bonus figures are amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s). Effective January 1, 2006, Mr. Lyons’ annualized salary became $600,000, Mr. Hawran’s annualized salary became $365,000, Dr. Wierenga’s annualized salary became $385,000, Dr. Valeur-Jensen’s annualized salary became $335,000, and Dr. Gorman’s annualized salary became $315,000.

(2)	Represents stock bonus awards made during 2004 (number of shares granted were based on achievement of 2003 corporate goals) that vest monthly over a four-year period, and during 2003 (number of shares granted were based on achievement of 2002 corporate goals) that vested monthly over a two-year period. During 2005, no stock bonuses were granted to executives based on results of 2004 corporate goals. All of these awards have been contributed to the Company’s deferred compensation plan.

(3)	Represents Company insurance premiums for life and disability of $2,082 per year and 401(k) contributions of $6,300 for 2005, $6,150 for 2004, and $6,000 for 2003.

(4)	Represents Company insurance premiums for life and disability of $1,866 for 2005, $1,829 for 2004, and $1,789 for 2003 and 401(k) contributions of $6,300 for 2005, $6,150 for 2004, and $6,000 for 2003.

(5)	Dr. Wierenga joined the Company on September 2, 2003. All Other Compensation represents Company premiums for life and disability insurance of $1,938 for 2005, $1,820 for 2004, and $726 for 2003 and 401(k) contributions of $6,300 for 2005, $6,150 for 2004, and $3,000 for 2003.

(6)	Represents Company insurance premiums for life and disability of $1,823 for 2005, $1,754 for 2004, and $1,714 for 2003 and 401(k) contributions of $6,300 for 2005, $6,150 for 2004, and $6,000 for 2003.

(7)	Represents Company insurance premiums for life and disability of $1,771 for 2005, $1,731 for 2004, and $1,694 for 2003 and 401(k) contributions of $6,300 for 2005, $6,150 for 2004, and $6,000 for 2003.

(8)	Other annual compensation represents a long-term care policy for Dr. Wierenga and his spouse.

Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of options made during the year ended December 31, 2005 by the Company to each of the Named Executive Officers:

	Number of
	Shares	% of Total
	Underlying	Options			Potential Realizable Value
	Options	Granted to	Exercise		at Assumed Annual Rate
	Granted	Employees in	Price per	Expiration	of Stock Appreciation for Option Term (2)
Name	# (1)	Fiscal Year	Share	Date	5%	10%

Gary A. Lyons	75,000	5.7%	$40.39	02/18/15	$1,905,079	$4,827,844
Paul W. Hawran	25,000	1.9	40.39	02/18/15	635,026	1,609,281
Wendell Wierenga, Ph.D.	35,000	2.6	40.39	02/18/15	889,037	2,252,994
Margaret Valeur-Jensen, J.D., Ph.D.	25,000	1.9	40.39	02/18/15	635,026	1,609,281
Kevin C. Gorman, Ph.D.	25,000	1.9	40.39	02/18/15	635,026	1,609,281

(1)	The options granted in 2005 to the officers listed above become exercisable as to 1/48th of the option shares each month following the vesting start date, with full vesting occurring on the fourth anniversary of the vesting start date. All options listed above were granted at an exercise price equal to the fair market value of the Company’s common stock as determined by the Board of Directors on the date of grant.

(2)	Potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of the grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth.

Aggregate Stock Options in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth certain information regarding the stock options held at December 31, 2005 and stock options exercised during fiscal 2005 by each of the Named Executive Officers. The Company has not granted any stock appreciation rights. As of the Record Date, certain options were held by limited liability companies formed by the Named Executive Officers for estate tax planning purposes.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares	Value	Options at the		In-the-Money Options at the
	Acquired On	Realized	Fiscal Year-End		Fiscal Year-End ($) (1)
Name	Exercise (#)	($) (2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary A. Lyons	–	$–	406,947	103,545	$10,349,477	$2,015,593
Lyons Family LLC	–	–	201,518	–	6,283,332	–
Paul W. Hawran	18,915	646,929	91,145	33,855	1,562,634	661,666
Hawran Family LLC	–	–	191,463	–	7,146,341	–
Wendell Wierenga, Ph.D.	–	–	137,291	27,709	1,234,481	619,019
Margaret Valeur-Jensen, J.D., Ph.D.	–	–	168,634	33,647	3,798,919	656,271
Valeur-Jensen Family LLC	–	–	67,060	–	3,867,183	–
Kevin C. Gorman, Ph.D.	–	–	181,226	35,418	5,157,200	681,454
Gorman Family LLC	–	–	30,006	–	1,299,035	–

(1)	“In-the-Money” options are those for which the fair market value of the underlying securities exceeds the exercise or base price of the option. These columns are based upon the closing price of $62.73 per share on December 30, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option.

(2)	“Value Realized” is an estimated value based on the excess of the closing prices as reported on the Nasdaq National Market on the date of exercise, less the exercise price of the option, multiplied by the number of shares as to which the option is exercised.

Deferred Compensation Plan

Under the terms of the Company’s Deferred Compensation Plan, each eligible participant may elect to defer all or a portion of cash compensation received for services to the Company. Elections must be made by December 1 of each year for compensation that will be deferred during the following year, and are irrevocable once made. Deferral of annual bonuses must be made by December 1 of the year preceding the year in which the bonus is earned. Upon receipt of an eligible participant’s deferral election, the Company maintains a deferred compensation investment account on behalf of such participant. Funds so invested are paid to participants based on an elected payout schedule over a period of up to 15 years. Upon death or termination for cause, funds are paid out within 60 days following the event. Funds may also be withdrawn for hardship under some circumstances.

Do the executive officers have employment contracts?

Gary A. Lyons has an employment contract that provides that: (i) Mr. Lyons will serve as the Company’s President and Chief Executive Officer for a term of three years commencing on May 24, 2003 at an initial annual salary of $475,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Lyons gives 90 days notice of termination; (iii) Mr. Lyons is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year during the term of the agreement, Mr. Lyons will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Mr. Lyons is entitled to continue to receive his salary, health, welfare and retirement benefits for 12 months, as well as a lump sum payment in an amount equal to the pro rata share of his previous year’s annual bonus based on the number of completed months of employment in the fiscal year plus an additional 12 months, and 12 months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. Mr. Lyons entered into his employment agreement on May 24, 2000. Effective May 24, 2003, the term was automatically extended until 2006. Because neither Mr. Lyons nor the Company has given 90 days notice of termination, effective May 24, 2006, the term of Mr. Lyons’ agreement will be automatically extended until 2009. In the event of a termination without cause or deemed termination within six months after a change in control or Mr. Lyons’ voluntary termination within thirty (30) days following the six (6) month anniversary of a change in control, Mr. Lyons would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full, and he would receive a lump-sum severance payment equal to one and one-half times his then annual base salary plus previous year’s annual bonus amount. In addition, the Company has agreed to reimburse Mr. Lyons for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control.

Paul W. Hawran has an employment contract that provides that: (i) Mr. Hawran will serve as the Company’s Executive Vice President and Chief Financial Officer for a term of three years commencing on May 24, 2003 at an initial annual salary of $298,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Hawran gives 90 days notice of termination; (iii) Mr. Hawran is eligible for a discretionary annual bonus as determined by the Board of Directors based upon achieving certain performance criteria; (iv) Mr. Hawran is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors and (v) Mr. Hawran is entitled to continue to receive his salary, health, welfare and retirement benefits for 12 months, a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional 12 months and 12 months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. Mr. Hawran entered into his employment agreement on May 24, 2000. Effective May 24, 2003, the term was automatically extended until 2006. Because neither Mr. Hawran nor the Company has given 90 days notice of termination, effective May 24, 2006, the term of Mr. Hawran’s agreement will be automatically extended until 2009. In the event of a termination without cause or deemed termination within six months after a change in control or Mr. Hawran’s voluntary termination within thirty (30) days following the six (6) month anniversary of a change in control, Mr. Hawran would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount. In addition, the Company has agreed to reimburse Mr. Hawran for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control.

Wendell Wierenga, Ph.D. has an employment contract that provides that: (i) Dr. Wierenga will serve as the Company’s Executive Vice President, Research and Development for a term of three years commencing on September 1, 2003 at an initial annual salary of $300,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. Wierenga gives 90 days notice of termination; (iii) Dr. Wierenga is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year starting in 2004 and continuing for the term of the agreement, Dr. Wierenga will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Dr. Wierenga is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months, as well as a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months, and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. In the event of a termination without cause or deemed termination within six months after a change in control or Dr. Wierenga’s voluntary termination within thirty (30) days following the six (6) month anniversary of a change in control, Dr. Wierenga would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount. In addition, the Company has agreed to reimburse Dr. Wierenga for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control.

Margaret E. Valeur-Jensen, J.D., Ph.D., has an employment contract that provides that: (i) Dr. Valeur-Jensen will serve as the Company’s Senior Vice President, General Counsel and Corporate Secretary for a term of three years commencing on May 24, 2003 at an initial annual salary of $272,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. Valeur-Jensen gives 90 days notice of termination; (iii) Dr. Valeur-Jensen is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) Dr. Valeur-Jensen is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Dr. Valeur-Jensen is entitled to continue to receive her salary, health, welfare and retirement benefits for nine months, a lump sum payment in an amount equal to a pro rata share of her annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates her employment without cause, or materially reduces the power and duties of her employment without cause, which will be deemed to be a termination. Dr. Valeur-Jensen entered into his employment agreement on May 24, 2000. Effective May 24, 2003, the term was automatically extended until 2006. Because neither Dr. Valeur-Jensen nor the Company has given 90 days notice of termination, effective May 24, 2006, the term of Dr. Valeur-Jensen’s agreement will be automatically extended until 2009. In the event of a termination without cause or deemed termination within six months after a change in control or Dr. Valeur-Jensen’s voluntary termination within thirty (30) days following the six (6) month anniversary of a change in control, Dr. Valeur-Jensen would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and she would receive a lump-sum severance payment equal to her then annual base salary plus previous year’s annual bonus amount. In addition, the Company has agreed to reimburse Dr. Valeur-Jensen for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control.

Kevin C. Gorman Ph.D. has an employment contract that provides that: (i) Dr. Gorman will serve as the Company’s Senior Vice President, Business Development for a term of three years commencing on September 15, 2003 at an initial annual salary of $265,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. Gorman gives 90 days notice of termination; (iii) Dr. Gorman is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year starting in 2004 and continuing for the term of the agreement, Dr. Gorman will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Dr. Gorman is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months as well as a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. In the event of a termination without cause or deemed termination within six months after a change in control or Dr. Gorman’s voluntary termination within thirty (30) days following the six (6) month anniversary of a change in control, Dr. Gorman would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount. In addition, the Company has agreed to reimburse Dr. Gorman for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control.

Richard Ranieri has an employment contract that provides that: (i) Mr. Ranieri serve as the Company’s Senior Vice President, Human Resources for a term of three years commencing on June 20, 2005 at an initial annual salary of $280,000, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Ranieri gives 90 days notice of termination; (iii) Mr. Ranieri is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) each year starting in 2005 and continuing for the term of the agreement, Mr. Ranieri will be eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors; and (v) Mr. Ranieri is entitled to continue to receive his salary, health, welfare and retirement benefits for nine months as well as a lump sum payment in an amount equal to a pro rata share of his annual bonus based on the number of completed months of employment in the fiscal year plus an additional nine months and nine months of continued vesting of outstanding stock options in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. In the event of a termination without cause or deemed termination within six months after a change in control or Mr. Ranieri’s voluntary termination within thirty (30) days following the six (6) month anniversary of a change in control, Mr. Ranieri would receive the same benefits package as a termination without cause, with the exception that the vesting for all outstanding options would be accelerated and immediately exercisable in full and he would receive a lump-sum severance payment equal to his then annual base salary plus previous year’s annual bonus amount. In addition, the Company has agreed to reimburse Mr. Ranieri for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control.

Additional Information

Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among any of the directors, executive officers or key employees. No executive officer, key employee, promoter or control person of the Company has, in the last five years, been subject to bankruptcy proceedings, criminal proceedings or legal proceedings related to the violation of state or federal commodities or securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has a consulting agreement with Wylie W. Vale, Ph.D. pursuant to which Dr. Vale spends a significant amount of time performing services for the Company, and is prohibited from providing consulting services to or participating in the formation of any company in Neurocrine’s field of interest or that may be competitive with Neurocrine. Dr. Vale’s agreement is for a one-year term that commenced in November 2005 and provides for an annual consulting fee of $50,000 in exchange for his consulting services to the Company. This agreement allows annual renewals at the options of both parties. In addition, during 2005, the Company paid approximately $92,000 to the Salk Institute, where Dr. Vale is a professor and head of the Clayton Foundation Laboratories for Peptide Biology, for license and patent expenses related to our corticotropin-releasing factor programs.

In previous years, Gary A. Lyons, Paul W. Hawran, Margaret E. Valeur-Jensen and Kevin C. Gorman entered into certain agreements for estate tax planning purposes. In February 2004, all of these officers entered into indemnification agreements with the Company for any payroll withholding taxes and related costs and expenses that may result from these estate tax planning initiatives. Copies of these indemnification agreements were filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following is a line graph comparing the cumulative total return to stockholders over the last five years of the Company’s common stock from December 31, 2000 through December 31, 2005 to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) Index and (ii) the Nasdaq Biotech Index. The performance shown is not necessarily indicative of future price performance.

*	$100 INVESTED ON 12/31/00 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS AT FISCAL YEARS ENDING DECEMBER 31.

PROPOSAL TWO: APPROVAL OF THE AMENDMENT OF THE
CERTIFICATE OF INCORPORATION TO INCREASE THE
AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000
TO 110,000,000

General

The Company’s Certificate of Incorporation (the “Certificate”) presently authorizes the issuance of 55,000,000 shares, consisting of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. On March 2, 2006, the Board of Directors determined that the Certificate should be amended to increase the number of authorized shares of common stock from 50,000,000 to 110,000,000, and unanimously approved, subject to stockholder approval, an amendment to the Certificate to effect this increase.

Vote Required

Pursuant to Sections 242 and 245 of the Delaware General Corporations Law, the amendment to the Certificate must be approved also by the holders of a majority of the Company’s issued and outstanding shares of common stock. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the amendment of the Certificate of Incorporation to increase the authorized shares of common stock from 50,000,000 to 110,000,000.

Shares Outstanding and Reserved for Issuance

As of May 1, 2006, there were 37,751,197 shares of common stock issued and outstanding, 6,216,379 shares of common stock reserved for issuance upon exercise of outstanding stock options, 79,291 shares of common stock reserved for issuance pursuant to future awards of stock options, restricted stock or restricted stock units under the Company’s 2003 Incentive Stock Plan, 33,334 shares of common stock reserved for issuance pursuant to the Company’s Employee Stock Purchase Plan, and 64,787 shares of common stock reserved for issuance upon exercise of outstanding warrants. In addition, stockholders are being asked to approve at the Annual Meeting amendments to the 2003 Incentive Stock Plan and the Equity Participation Plan to increase the number of shares of common stock issuable pursuant to such plans by 1,000,000 shares and 100,000, respectively. See Proposals 3 and 4 below. If Proposals 3 and 4 are approved, the Company would have only 4,676,563 shares of common stock remaining available for future issuance or reservation. There are no shares of preferred stock outstanding.

Reasons for Increase

The Board of Directors believes that an increase in the number of authorized shares of common stock is necessary to provide the Company with additional financial flexibility to meet its future business needs. If the proposed amendment is approved by the stockholders, the Company will have additional shares available for financings, acquisitions, employee benefit plans, stock dividends or stock splits, and other corporate purposes. The additional shares would be available for issuance without further stockholder approval, except as may be required by applicable law or the rules of The Nasdaq Stock Market. Other than as contemplated by Proposals 3 and 4 below, there are no current plans or other existing or proposed agreements or understandings to issue or reserve for further issuance the additional shares of common stock.

If and when issued, the newly authorized shares of common stock would have the same rights and privileges as the shares of common stock currently authorized. The number of authorized shares of preferred stock would not be affected by the proposed amendment.

The issuance of additional shares of common stock could have a dilutive effect on earnings per common share and on the equity and voting power of those holding shares of common stock at the time of issuance, because stockholders do not have preemptive rights. In addition, the proposed amendment could have an anti-takeover effect, as additional shares of common stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the Company. However, the proposed amendment is not being proposed for such purposes and is not in response to any known effort to accumulate shares of common stock or obtain control of the Company.

The text of the proposed amendment to the Certificate is attached as Appendix B. If approved, this proposed amendment will become effective upon the filing of the Certificate with the Secretary of State of the State of Delaware.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE
2003 INCENTIVE STOCK PLAN

INCREASE OF 1,000,000 SHARES

General

The 2003 Incentive Stock Plan of Neurocrine Biosciences, Inc. (the “2003 Plan”) was approved by the Board of Directors and the stockholders of the Company in 2003. The Board has approved an increase in the number of shares of common stock reserved for issuance under the 2003 Plan from 3,300,000 to 4,300,000, subject to stockholder approval at the Annual Meeting.

The Board believes that the proposed increase in the number of shares of common stock reserved for issuance under the 2003 Plan will allow the Company to attract and retain valuable employees and continue to provide its employees, consultants and directors with a proprietary interest in the company.

The 2003 Plan authorizes the grant to our employees of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The 2003 Plan also authorizes the grant of nonstatutory stock options, restricted stock awards restricted stock units and stock bonus awards to our employees, directors and consultants. The 2003 Plan also provides that certain nonstatutory stock options will be automatically granted to non-employee directors and the Chairman of the Board of Directors of the Company, as described below. As of April 27, 2006, under the 2003 Plan there were options outstanding to purchase 3,032,627 shares of common stock, and 79,291 shares available for future option grants; 109,633 shares previously issued upon exercise of options granted under the Plan are now outstanding shares of common stock; and 38,449 shares were granted as part of the Company’s stock bonus program, 40,000 shares issued as restricted stock units. As of March 31, 2006, there were approximately 580 employees and directors eligible to receive grants under the 2003 Plan. The closing price of the Company’s common stock on April 27, 2006 was $58.60.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the amendment to the 2003 Plan to increase the number of shares reserved for issuance thereunder. The affirmative vote of the holders of a majority of the shares casting their votes at the Annual Meeting will be required to approve the amendment of the 2003 Plan. The Board of Directors recommends voting “FOR” the approval of the amendment to the 2003 Plan.

Summary of the 2003 Incentive Stock Plan

The essential features of the 2003 Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the 2003 Plan.

General. The purpose of the 2003 Plan is to enable the Company to attract and retain the best available personnel, to provide additional incentives to the employees, directors and consultants of the Company and to promote the success of the Company’s business.

Administration. The 2003 Plan is administered by the Board of Directors or a committee appointed by the Board (the Board or any such committee, the “Administrator”). The 2003 Plan may be administered by different committees with respect to different groups of employees and consultants. The Administrator may make any determinations deemed necessary or advisable for the 2003 Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders.

Eligibility. Nonstatutory stock options, restricted stock awards, restricted stock units and stock bonus awards may be granted under the 2003 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant. The 2003 Plan also provides that certain nonstatutory stock options will be automatically granted to non-employee directors and the Chairman of the Board of Directors of the Company, as described below.

Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with awards granted to such persons, the 2003 Plan provides that no employee may be granted, in any fiscal year of the Company, awards covering more than 250,000 shares of common stock. Notwithstanding this limit, however, in connection with an employee’s initial employment, he or she may be granted awards covering up to an additional 250,000 shares of common stock.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2003 Plan permits payment to be made to the extent permitted under applicable laws by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

Term of Option. The term of options granted under the 2003 Plan may be no more than ten years from the date of grant. Additionally, the maximum term for options granted after January 1, 2006 is seven years. In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (other than death, retirement or disability), then all options held by the optionee under the 2003 Plan expire on the earlier of (1) the date set forth in his or her notice of grant (which date may not be more than three months after the date of such termination in the case of an incentive stock option or six months after the date of such termination in the case of a nonstatutory stock option), or (2) the expiration date of such option. To the extent the option is exercisable at the time of the optionee’s termination, the optionee may exercise all or part of his or her option at any time before it terminates. Nonstatutory stock options granted to directors pursuant to the automatic grant provisions of the 2003 Plan will expire on the earlier of (1) three months after the date of termination of the director’s service relationship for any reason (other than death or disability) or (2) the expiration date of such option.

Disability. If an optionee’s employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the 2003 Plan expire on the earlier of (1) six months from the date of such termination (or such longer period of time not exceeding 12 months as determined by the Administrator) or (2) the expiration date of such option. The optionee (or the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance) may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination. Nonstatutory stock options granted to directors pursuant to the automatic grant provisions of the 2003 Plan will expire on the earlier of (1) 12 months after the date of termination of the director’s service relationship as a result of disability or (2) the expiration date of such option.

Death. In the event of an optionee’s death: (1) during the optionee’s employment or consulting relationship with the Company, the option may be exercised, at any time within six months of the date of death (or such longer period of time as determined by the Administrator, but no later than the expiration date of such option) by the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the optionee’s right to exercise the option would have accrued if he or she had remained an employee or consultant of the Company six months after the date of death; or (2) within 30 days (or such other period of time not exceeding three months as determined by the Administrator) after the optionee’s employment or consulting relationship with the Company terminates, the option may be exercised at any time within six months (or such other period of time as determined by the Administrator at the time of grant of the option) following the date of death (but in no event later than the expiration date of the option) by the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent of the optionee’s right to exercise the option at the date of termination. In the event of a director’s death while serving on the Board or within 30 days after such director’s service with the Company terminates, nonstatutory stock options granted to such director pursuant to the automatic grant provisions of the 2003 Plan will expire on the earlier of (1) 12 months after the date of the director’s death or (2) the expiration date of such option.

Retirement. The 2003 Plan provides that upon the retirement of any Company employee at age 55 or greater following five or more years of service to the Company, all awards held by such employee will vest and be exercisable for a term of three years from the date of retirement. Additionally, all other stock based awards will fully vest upon retirement with five years of service and age 55.

Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2003 Plan as may be determined by the Administrator.

Automatic Director Grants. Options granted to non-employee directors are “nonstatutory stock options” to purchase shares of common stock under the 2003 Plan. Any new non-employee director will be granted an option to purchase 25,000 shares of Common Stock on the date of his or her initial election or appointment to the Board of Directors (a “First Option”). In addition, each non-employee director and the Chairman of the Board of Directors will be automatically granted an annual option (a “Subsequent Option”) to purchase, in the case of a non-employee director, 12,000 shares, and in the case of the Chairman of the Board of Directors, 15,000 shares, each on the date of each annual meeting of the stockholders of the Company, if on such date, he or she has served on the Board of Directors for at least six months and will be continuing in office following the meeting.

The exercise price of the options automatically granted to directors will be equal to 100% of the fair market value of a share of common stock on the date of grant. First Options and Subsequent Options shall become exercisable in cumulative monthly installments of 1/12 of the shares subject to such option on each of the monthly anniversaries of the date of grant of the option, commencing with the first such monthly anniversary, such that each such option shall be 100% vested on the first anniversary of its date of grant. No portion of an option automatically granted to a director will be exercisable after the 7th anniversary after the date of option grant. Additionally, an option automatically granted to a director will be exercisable after the termination of the director’s services as described above.

Restricted Stock Awards. A restricted stock award gives the purchaser a period of no longer than six months from the date of grant to purchase common stock. The Administrator shall establish the purchase price, if any, and form of payment for each restricted stock award, which purchase price shall be no less than 100% of the fair market value per share on the date of grant; provided that the purchase price per share for a restricted stock award may be reduced on a dollar-for-dollar basis to the extent the restricted stock award is granted to the purchaser in lieu of cash compensation otherwise payable to the purchaser. In all cases, legal consideration shall be required for each issuance of a restricted stock award. A restricted stock award is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator.

Stock Bonus Awards. The Administrator may grant a stock bonus award to an employee, director or consultant that gives the recipient the right to purchase or receive a certain number of shares of common stock. The Administrator shall establish the purchase price and form of payment for each stock bonus award, which purchase price shall be no less than 100% of the fair market value per share on the date of grant; provided that the purchase price per share for a stock bonus award may be reduced on a dollar-for-dollar basis to the extent the stock bonus award is granted to the purchaser in lieu of cash compensation otherwise payable to the recipient. A stock bonus award is accepted by the execution of a stock bonus agreement between the Company and the recipient, accompanied by the payment of the purchase price for the shares, if any. Unless the Administrator determines otherwise, the stock bonus agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the recipient’s employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator.

Restricted Stock Unit Awards. The Administrator may grant restricted stock units to an employee, director or consultant that gives the recipient the right to purchase or receive a certain number of shares of common stock. The Administrator is required to establish the purchase price and form of payment for each restricted stock unit award, which purchase price may be no less than 100% of the fair market value per share on the date of grant; provided that the purchase price per share for a restricted stock unit may be reduced on a dollar-for-dollar basis to the extent the restricted stock unit is granted to the purchaser in lieu of cash compensation otherwise payable to the recipient. The restricted stock unit conveys no rights as a stockholder to the recipient. A restricted stock unit is accepted by the execution of a restricted stock unit agreement between the Company and the recipient, accompanied by the payment of the purchase price for the shares, if any.

Awards Not Transferable. Awards may not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, or with respect to awards other than incentive stock options, with the Administrator’s consent, and may be exercised, during the lifetime of the holder, only by the holder or such transferees as have been transferred an award with the Administrator’s consent. If the Administrator makes an award transferable, such award shall contain such additional terms and conditions, as the Administrator deems appropriate.

Adjustments upon Changes in Capitalization. In the event that any dividend, distribution, stock split, reverse stock split, stock dividend, combination, reclassification, reorganization, merger, consolidation, split-up, repurchase, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, exchange of common stock or other securities of the Company or other similar corporate transaction or event, in the Administrator’s discretion, affects the common stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2003 Plan or with respect to awards granted under the 2003 Plan, appropriate adjustments shall be made in the number and kind of shares of stock (or other securities or property) subject to the 2003 Plan, the number and kind of shares of stock (or other securities or property) subject to any award outstanding under the 2003 Plan, and the exercise or purchase price of any such award.

In the event of a liquidation or dissolution, any unexercised awards will terminate. The Administrator shall notify the award holders 15 days prior to the consummation of the liquidation or dissolution.

In the event of a merger, sale of all or substantially all of the assets of the Company, tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting securities of the Company, each outstanding award may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding award shall accelerate (i.e. become exercisable immediately in full) in any of the following events: (1) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards, in which case the Administrator shall notify the award holders and the awards shall be fully vested and exercisable for 15 days following such notice, and all unexercised awards at the end of such period shall terminate, (2) if the employment of the optionee is involuntarily terminated without cause within one year following the date of closing of the merger or acquisition, or (3) if the merger or acquisition is not approved by the members of the Board of Directors in office prior to the commencement of such merger or acquisition.

Amendment and Termination of the 2003 Plan. The 2003 Plan will continue in effect until terminated by the Board; provided that no incentive stock option may be granted under the 2003 Plan after May 22, 2013. The Board may amend, alter, suspend or terminate the 2003 Plan, or any part thereof, at any time and for any reason. However, the 2003 Plan requires stockholder approval for any amendment to the 2003 Plan to the extent necessary to comply with applicable laws, rules and regulations. No action by the Board or stockholders may alter or impair any award previously granted under the 2003 Plan without the consent of the holder.

Federal Income Tax Consequences

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock Awards; Stock Bonuses. For federal income tax purposes, if an individual is granted a restricted stock award or a stock bonus, the recipient generally will recognize taxable ordinary income equal to the excess of the common stock’s fair market value over the purchase price, if any. However, to the extent the common stock is subject to certain types of restrictions, such as a repurchase right in favor of the Company, the taxable event will be delayed until the vesting restrictions lapse unless the recipient makes a valid election under Section 83(b) of the Code. If the recipient makes a valid election under Section 83(b) of the Code with respect to restricted stock, the recipient generally will recognize ordinary income at the date of acquisition of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock. If, however, a valid Section 83(b) election is not made by the recipient, the recipient will generally recognize ordinary income when the restrictions on the shares of restricted stock lapse, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) equal to the taxable ordinary income realized by the recipient. Upon disposition of the common stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock, if any, plus any amount recognized as ordinary income upon acquisition (or the lapse of restrictions) of the common stock. Such gain or loss will be long-term or short-term depending on how long the common stock was held. Slightly different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Unit Awards. For federal income tax purposes, if an individual is granted a restricted stock unit award, the recipient generally will not recognize taxable income upon such issuance. However, when a restricted stock unit award vests and/or the underlying shares are issued to the recipient, the recipient generally will recognize taxable ordinary income equal to the excess of the common stock’s fair market value over the purchase price, if any, on the vesting or distribution date. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) equal to the taxable ordinary income realized by the recipient. Upon disposition of the common stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock, if any, plus any amount recognized as ordinary income upon acquisition (or the lapse of restrictions) of the common stock. Such gain or loss will be long-term or short-term depending on how long the common stock is held. Slightly different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 2003 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (1) the stock award plan contains a per-employee limitation on the number of shares for which awards may be granted during a specified period; (2) the per-employee limitation is approved by the stockholders; (3) the award is granted by a compensation committee comprised solely of “outside directors”; and (4) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Restricted stock awards and stock bonus awards qualify as performance-based compensation under the Treasury regulations only if: (1) the award is granted by a compensation committee comprised solely of “outside directors”; (2) the award is earned (typically through vesting) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (3) the compensation committee certifies in writing prior to the earning of the awards that the performance goal has been satisfied; and (4) prior to the earning of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

The 2003 Plan has been designed to permit the compensation committee to grant stock options, restricted stock awards, restricted stock unit awards and stock bonus awards which will qualify as “performance-based compensation.” However, restricted stock awards, restricted stock unit awards and stock bonus awards granted to date have not been structured to so qualify.

The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of restricted stock awards, restricted stock unit awards or stock bonus awards and the Company with respect to the grant and exercise of awards under the 2003 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

The following table sets forth information as of April 27, 2006 about prior grants under the 2003 Plan to our executive officers, directors and employees.

2003 Incentive Stock Plan

	Number				Number
	of Restricted		Dollar		of Shares of		Dollar
	Stock Unit		Value of		Stock Bonus		Value of		Number of
	Awards		Restricted		Awards		Shares of		Shares Subject
	Subject to		Stock Unit		Subject to		Stock Bonus		to Options
Name and Position	Vesting (#)		Awards ($)		Vesting (#)		Award ($)		Granted (#)

Gary A. Lyons President, Chief Executive Officer and Director	20,000	(1)	$1,172,000	(2)	7,500	(1)	$439,500	(2)	345,000
Paul W. Hawran Executive Vice President and Chief Financial Officer	5,000	(1)	293,000	(2)	2,000	(1)	117,200	(2)	105,000
Wendell Wierenga, Ph.D. Executive Vice President, Research and Development	5,000	(1)	293,000	(2)	5,023	(1)	294,348	(2)	85,000
Margaret Valeur-Jensen, J.D., Ph.D. Executive Vice President, General Counsel and Secretary	4,000	(1)	234,400	(2)	3,000	(1)	175,800	(2)	117,000
Kevin C. Gorman, Ph.D. Executive Vice President and Chief Business Officer	4,000	(1)	234,400	(2)	4,000	(1)	234,400	(2)	107,000
All Executive Officers as a Group	40,000	(1)	2,344,000	(2)	26,523	(1)	1,554,248	(2)	765,000
Chairman of the Board of Directors	–		–		–		–		45,000	(3)
All Non-Executive Directors as a Group	–		–		–		–		201,000	(3)
All Non-Executive Officer Employees as a Group	–		–		11,926	(4)	698,864	(4)	2,131,260	(4)

(1)	Such grants were made in lieu of cash bonuses (performance and sign-on) that would have been paid to these individuals in various years and have vesting periods ranging from two years to four years.

(2)	Value based on the closing price of the Company’s common stock on April 27, 2006 of $58.60.

(3)	Pursuant to the terms of the 2003 Plan, (1) each non-employee director automatically shall be granted, upon his or her initial election or appointment as a non-employee director, an option to purchase 25,000 shares of common stock (a “First Option”); (2) each person who is serving as a non-employee director on the day of each annual meeting of stockholders automatically shall be granted an option to purchase 12,000 shares of common stock, if on such date, he or she shall have served on the Board for at least six months (a “Subsequent Option”); and (3) the Chairman of the Board of Directors automatically shall be granted an option to purchase 3,000 additional shares, or a total of 15,000 shares of common stock, on the day of each annual meeting of the stockholders of the Company, if on such date, he or she shall have served on the Board for at least six months. These grants are subject to the vesting provisions described above (See “Automatic Grants to Non-Employee Directors”). Currently the Company has seven non-employee directors, all of whom are eligible to receive Subsequent Options on the day of the Annual Meeting. The actual value realized upon exercise of an option will depend on the excess of the stock price over the exercise price on the date of exercise.

(4)	Only non-employee directors of the Company are eligible to receive automatic grants under the 2003 Plan. All other grants under the 2003 Plan are within the discretion of the Board or its committee and the benefits of such grants are, therefore, not determinable.

Equity Compensation Plans

The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2005.

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	5,582,806	$37.78	300,939
Equity compensation plans not approved by security holders (2)	961,590	41.44	–

Total	6,544,396	$38.32	300,939

(1)	Number of shares remaining available for future issuance under equity compensation plans are from the Company’s 2003 Incentive Stock Plan (267,605) and the 1996 Employee Stock Purchase Plan (33,334). The shares available for issuance under the 2003 Incentive Stock Plan may be issued in the form of option awards, restricted stock awards, restricted stock unit awards or stock bonus awards. The amounts in this table do not include the shares covered by the amendments to the 2003 Incentive Stock Plan and the 1996 Employee Stock Purchase Plan discussed in Proposals 3 and 4.

(2)	Consists of shares of common stock issuable under the Company’s 2001 Stock Option Plan under which no further awards will be made, and employment inducement nonstatutory stock option awards. See the descriptions below.

Summary of the 2001 Stock Option Plan

The essential features of the 2001 Stock Option Plan, as amended (“2001 Plan”), are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Plan, as amended.

General. The purpose of the 2001 Plan is to attract and retain the best available personnel, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company’s business. Effective May 22, 2003, options and stock purchase rights may no longer be granted under the 2001 Plan. Options granted under the 2001 Plan are to be nonstatutory stock options.

Administration. The 2001 Plan may generally be administered by the Board of Directors or a Committee appointed by the Board (in either case, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the Plan.

Eligibility. Nonstatutory stock options and stock purchase rights may have been granted under the 2001 Plan to employees and consultants (including officers and directors) of the Company and any parent or subsidiary of the Company; provided that the aggregate number of shares issued or reserved for issuance pursuant to options granted to persons other than officers exceeded fifty percent (50%) of the total number of shares issued or reserved for issuance pursuant to options granted under the 2001 Plan. The Administrator, in its discretion, selected the employees and consultants to whom options and stock purchase rights may have been granted, the time or times at which such options and stock purchase rights were granted, and the number of shares subject to each such grant.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

Exercise Price. The Administrator determined the exercise price of options at the time the options are granted. The exercise price of a nonstatutory stock option was no less than the par value per share on the date of grant. The fair market value of the common stock was determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option was granted.

Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note bearing a market rate of interest, other shares of common stock of the Company (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

Term of Option. The term of options is no more than 10 years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (other than death, retirement or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (which date is typically six months after the date of such termination), or (ii) the expiration date of such option. To the extent the option is exercisable at the time of the optionee’s termination, the optionee may exercise all or part of his or her option at any time before it terminates.

Disability. If an optionee’s employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the Plan expire on the earlier of (i) six months from the date of such termination (or such other period of time as determined by the Administrator) or (ii) the expiration date of such option. The optionee (or the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance) may exercise all or part of the option at any time before such expiration to the extent the right to exercise would have accrued had the optionee remained an employee or consultant for a period of six months from the time of termination due to disability.

Death. In the event of an optionee’s death: (i) during the optionee’s employment or consulting relationship with the Company, the option may be exercised, at any time within six months of the date of death (or at such later time as may be determined by the Administrator but in no event later than the expiration date of such option) by the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the optionee’s right to exercise the option would have accrued if he or she had remained an employee or consultant of the Company six months after the date of death; or (ii) within 30 days (or such other period of time as determined by the Administrator) after the optionee’s employment or consulting relationship with the Company terminates, the option may be exercised at any time within six months (or such other period of time as determined by the Administrator) following the date of death (but in no event later than the expiration date of the option) by the optionee’s estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent of the optionee’s right to exercise the option at the date of termination.

Retirement. The Plan provides that upon the retirement of any Company employee at age 55 or greater following five or more years of service to the Company, all stock options held by such employee will vest and be exercisable for a term of three years from the date of retirement.

Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee’s lifetime only by the optionee.

Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

Stock Purchase Rights. A stock purchase right gives the purchaser a period of no longer than six months from the date of grant to purchase common stock. The purchase price of common stock purchased pursuant to a stock purchase right is determined in the same manner as for nonstatutory stock options. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee’s lifetime only by the optionee.

Adjustments upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator shall notify the optionee 15 days prior to the consummation of the liquidation or dissolution. To the extent it has not been previously exercised, the option or stock purchase right shall terminate immediately prior to the consummation of such proposed action.

In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding option or stock purchase right shall accelerate (i.e. become exercisable immediately in full) in any of the following events: (1) if the successor corporation refuses to assume the option or stock purchase rights, or to substitute substantially equivalent options or rights, (2) if the employment of the optionee is involuntarily terminated without cause within one year following the date of closing of the merger or acquisition, or (3) if the merger or acquisition is not approved by the members of the Board of Directors in office prior to the commencement of such merger or acquisition.

Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Plan requires stockholder approval for any amendment to the Plan to the extent necessary to comply with applicable laws, rules and regulations. No action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

Summary of the Employment Commencement Nonstatutory Stock Options

The essential features of the Employment Commencement Nonstatutory Stock Options (the “Options”) issued to Wendell Wierenga, Ph.D., Richard Ranieri, and Christopher O’Brien (the “Optionee”) on September 1, 2003, June 20, 2005 and October 31, 2005, respectively, in connection with, and as an inducement to, them becoming employees of the Company are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Option Agreements with such employees. These Options cover the right to purchase an aggregate of 235,000 shares of the Company’s common stock at an exercise prices ranging from $42.40 to $53.58 per share. The Options are nonstatutory options for tax purposes and may not be transferred other than by will or the laws of descent and distribution.

Exercise of Option; Form of Consideration; Term of Options. The Options vest and becomes exercisable with respect to 25% of the shares 12 months after issuance and with respect to an additional 1/48 of the shares each month thereafter, subject to the Optionee continuing to be an employee or consultant. The Options permit payment to be made by cash, check, other shares of common stock of the Company (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof. The term of the Options is 10 years from the date of grant. The Options may not be exercised after the expiration of its term.

Termination of Employment; Retirement. If the Optionee’s employment terminates for any reason other than death or disability, then their Option expires on the earlier of (i) 90 days after the date of such termination or (ii) the expiration date of such Option. If the Optionee’s employment terminates upon death or disability, then their Option expires on the earlier of (i) six months after the date of such termination or (ii) the expiration date of such Option. The Options provide that upon the retirement of the Optionee at age 55 or greater following five or more years of service to the Company, their Option will vest and be exercisable for a term of three years from the date of retirement.

Adjustments upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Options and the exercise price of the Options. In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, the Options may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of the Options right shall accelerate (i.e., become exercisable immediately in full) in any of the following events: (1) if the successor corporation refuses to assume the Options, or to substitute substantially equivalent options, (2) if the employment of the Optionee is involuntarily terminated without cause within one year following the date of closing of the merger or acquisition, or (3) if the merger or acquisition is not approved by the members of the Board of Directors in office prior to the commencement of such merger or acquisition.

PROPOSAL FOUR: APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

INCREASE OF 100,000 SHARES

General

The Company’s 1996 Employee Stock Purchase Plan was approved by the Board of Directors and the stockholders of the Company in 1996. The Board has approved the amended and restated Employee Stock Purchase Plan (the “ESPP”) subject to shareholder approval at the Annual Meeting. As part of the ESPP, the Board has also approved an increase in the number of shares of common stock reserved for issuance under the ESPP from 625,000 to 725,000. Currently there are a total of 625,000 shares of Common Stock reserved for issuance under the ESPP. As of the record date, there were 33,334 shares available for future issuance. Any employee employed by the Company on a given enrollment date is eligible to participate in the ESPP. Eligibility may be disqualified for a given period pursuant to Section 424(d) of the Code. As of the record date, there were approximately 580 employees eligible to participate in the ESPP.

The Board believes that the proposed increase in the number of shares of common stock reserved for issuance under the ESPP will allow the Company to attract and retain valuable employees and continue to provide its employees with a proprietary interest in the company.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the amendment to the ESPP to increase the number of shares reserved for issuance thereunder. The affirmative vote of the holders of a majority of the shares casting their votes at the Annual Meeting will be required to approve the amendment of the Employee Stock Purchase Plan. The Board of Directors recommends voting “FOR” the approval of the amendment to the Employee Stock Purchase Plan.

Summary of the Employee Stock Purchase Plan

The essential features of the ESPP are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the ESPP.

General. The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the ESPP qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Administration. The ESPP is administered by the Board of Directors, or a committee appointed by the Board (the Board or any such committee, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the ESPP. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders.

Eligibility. Any employee, as defined in the ESPP document, employed by the Company on a given enrollment date (January 1 or July 1) is eligible to participate in the ESPP. Any provisions of the ESPP to the contrary notwithstanding, no employee will be granted an option under the ESPP (i) if immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary, or (ii) if such option permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Purchase Periods. Each Purchase Period is six months in length. Each purchase period shall begin one day after the last exercise date and end with the next exercise date. Exercise dates shall occur on or about June 30 and December 31 of each year.

At the time a participant elects to participate in the ESPP, he or she is required to designate the amount of payroll deductions to be made on each pay day during the Purchase Period in an amount not to exceed 15% of the compensation which they receive each pay during the Purchase Period, and the aggregate of such payroll deductions during the Purchase Period shall not exceed 15% of the participant’s compensation during the Purchase Period.

All payroll deductions made for a participant will be credited to their account under the ESPP and will be withheld in whole percentages only. A participant may not make any additional payments into such account. A participant may decrease the percentage of payroll deduction once during each Purchase Period and may discontinue participation at any time. Upon termination of employment, any cash balances in the participants account will be refunded in full. No interest will accrue on payroll deductions of a participant.

Purchase Price. The purchase price will equal 85% of the fair market value of the Common Stock on the exercise date.

Grant of Option. On the enrollment date of each Offering Period, each eligible participant in the Purchase Period will receive an option to purchase shares of Common Stock on each exercise date during the Offering Period at the applicable purchase price. The number of shares of the Company’s Common Stock to be issued is determined by dividing the participant’s payroll deductions accumulated prior to such exercise date and retained in the participant’s account as of the exercise date by the purchase price. The number of shares eligible for options are subject to limitations defined in the ESPP’s document.

Exercise of Option. Unless a participant withdraws from the ESPP, his or her option for the purchase of shares will be exercised automatically on the exercise date. Upon exercise, the maximum number of full shares subject to the option will be sold to such participant at the purchase price with the accumulated payroll deductions in his or her account. No fractional shares will be sold, and any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent purchase period, subject to earlier withdrawal by the participant. Any other monies left over in a participant’s account after the exercise date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares under the ESPP is exercisable only by him or her.

Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the ESPP in the event of such participant’s death subsequent to an exercise date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the ESPP in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant.

Use of Funds. All payroll deductions received or held by the Company under the ESPP may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale. Shares reserved for issuance under the ESPP as well as the price per share of Common Stock covered by each option under the ESPP that has not yet been exercised will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Plan requires that each option under the ESPP be assumed or an equivalent option be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new exercise date.

Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the ESPP. Except as provided in the ESPP, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any exercise date if the Board determines that the termination of the ESPP is in the best interests of the Company and its stockholders. Except as provided in the ESPP, no amendment may make any change in any outstanding option which adversely affects the rights of any participant.

Term of Plan. The ESPP will continue in effect until December 31, 2015 unless the ESPP is sooner terminated by the Board of Directors.

PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) to audit the financial statements of the Company for the current fiscal year ending December 31, 2006. Ernst & Young has audited the Company’s financial statements since 1992. Representatives of Ernst & Young are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to approve and ratify the Board’s selection of Ernst & Young. The Board of Directors recommends voting “FOR” approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

Advance Notice Procedures. Under our bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary at its principal executive office before December 26, 2005. To be considered for inclusion in next year’s proxy materials, a stockholder must submit his, her or its proposal in writing by January 19, 2007, which is the first business day after the date that is 120 days prior to the first anniversary of the mailing date of this proxy statement, to the Company’s Corporate Secretary at 12790 El Camino Real, San Diego, California 92130. Any proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposal to be included in our proxy statement.

APPENDIX A

Neurocrine Biosciences, Inc.
Audit Committee Charter

  I.     Purpose.

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Neurocrine Biosciences, Inc. (the “Company”) is to provide assistance to the directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements.
The Committee is charged with ensuring that free and open communication is maintained among the committee, independent auditors, and the management of the Company. In its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage and determine funding for independent counsel and other advisers as it determines necessary to carry out its duties.
The Committee shall have the authority to undertake the specific duties and responsibilities described below and the authority to undertake such other duties as are assigned by law, the Company’s charter or bylaws or by the Board.

 II.     Structure.

A.	Membership.

The Committee shall be comprised of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (1) qualify as independent of management and the Company in accordance with the rules under the NASDAQ listing requirements (Rule 4200(a)(14) and the Security and Exchange Commission definitions of independence, (2) not accept any consulting, advisory or other compensatory fee from the Company other than the compensation received as a director for Board or Committee service, (3) not be an affiliated person of the company, (4) not own or control more than 20% of the voting securities.
All Committee members shall be financially literate, and be able to read and understand financial statements, at the time that they are appointed to the Committee.
The Committee shall have at least one member who meets the Securities and Exchange Commission and NASDAQ stock market definitions of a “financial expert”.
The members of the Committee shall be appointed by the Board. Unless a Chairperson of the Committee is designated by the Board, the Committee may designate a Chairperson by a majority vote of the full Committee membership.

B.	Rules of Procedure.

The Committee may determine its own rules of procedure with respect to the place, time and frequency of its meetings, providing that the Committee meet a minimum of four times a year to review quarterly filings with the Securities and Exchange Commission. The Committee will also meet at the call of its Chairman as appropriate to accomplish the purposes of the Committee. Notice of meetings of the Committee shall be given as provided in the bylaws of the Company.

C.	Committee Secretary.

The Director of Internal Audit of the Company will act as Secretary of the Committee and will attend all meetings; keep minutes of the Committee’s proceedings; advise members of all meetings called; arrange with the Chairman of the Committee or other convening authority for preparation and distribution of the agenda and supporting material for each meeting; at the direction of the Chairman of the Committee, make the necessary logistical arrangements for each meeting; and carry out other functions as may be assigned from time to time by the Committee. In the event that the Chairman of the Committee believes that it is inappropriate for the Director of Internal Audit of the Company to attend any meeting(s) or portion(s) thereof, the Chairman shall appoint a member of the Committee to act as Secretary for such meeting(s) or portion(s) thereof.

D.	Attendance at Meetings.

When deemed appropriate by the Committee, meetings of the Committee may be attended by the Company’s tax and accounting departments and by such other members of the management of the Company as the Committee deems appropriate. The Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Chairperson. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

In discharging its responsibilities, the Committee shall have sole authority to, as it deems appropriate, select, retain and/or replace, as needed, outside legal counsel or other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a consultant, the Committee shall have the sole authority to approve such consultant’s fees, to be paid by the Company, and other retention terms.

D.	Quorum.

A majority of the members of the Committee will constitute a quorum for the transaction of business. The action of a majority of the Committee members present at any meeting in which a quorum is present shall be the action of the Committee.

E.	Minutes and Reports.

The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and other members of the Board. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

 III.     Specified Duties.

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. This includes assessing the overall “tone” relating to financial reporting, the internal control structure and corporate ethics.

The Committee shall not have the duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with United States generally accepted accounting principles. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Committee is to ensure that the independent auditors understand that they are ultimately accountable to the Board and the Committee, and the Committee is responsible to oversee the work of the independent auditors.

Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board). In addition, the evaluation of the Company’s financial statements by the Committee is not of the same scope as, and does not involve the extent of details as, audits performed by the independent auditor, nor does the Committee’s evaluation substitute for the responsibilities of the Company’s management for preparing, or the independent auditor for auditing, the financial statements.

A.	Duties.

To fulfill its responsibilities, the Committee shall be responsible for:

(1)	Serving as channel of communication between the independent auditors and the Board.

(2)	With respect to the independent auditors:

i.	Reviewing annually the qualifications of the independent auditors including their internal quality control procedures, peer review report and any other information that the Committee may deem appropriate.

ii.	Annually nominating the independent auditors in the proxy statement.

iii.	Ensuring rotation of lead and review partners of the independent auditors every five years.

iv.	Determining the compensation paid to the independent auditors.

v.	Pre-approving of all permissible non-audit services (defined as any professional services provided to an issuer by an independent auditor other than those provided to an issuer in connection with an audit or a review of the financial statements or comfort letters in connection with a securities offering) provided by the independent auditors (may be delegated to a member of the Committee, however any pre-approvals must be presented to the Committee at the next meeting).

vi.	Ensuring that the independent auditors do not engage in specific non-audit services (examples of which are bookkeeping services, internal audit services, financial system implementation and design, appraisal or valuation services, actuarial services, management functions, and investment banking services) proscribed by law or regulation.

vii.	Ensuring that the independent auditors file a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1 and address any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking or recommending that the full Board take appropriate action to oversee the independence of the independent auditor.

viii.	Discussing with the independent auditors the overall scope and plans for the annual audit and quarterly review procedures.

ix.	Reviewing with management and the independent auditors, after each annual audit, the audit report, the management letter relating to the audit report, the internal control procedures of the Company.

x.	Providing time for the independent auditors to meet privately with the Committee to review any audit problems or difficulties, or any disagreements with management of the Company, an accounting adjustments that were noted or proposed by the auditors but not recorded, and any communications that the auditors may have had with their National office.

xi.	Obtaining assurance from the independent auditor that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

(3)	Reviewing and approving all related party transactions.

(4)	Establishing hiring policies for employees or former employees of the independent auditors that meet the Securities and Exchange Commission and NASDAQ listing requirements standards.

(5)	Discussing with Company management and the independent auditors the adequacy and effectiveness of the accounting and financial controls as well as the Company Code of Conduct and compliance with the Foreign Corrupt Practices Act.

(6)	Gaining an understanding of the major accounting principles and significant reporting judgments used in preparation of the financial statements, including any changes to major accounting principles.

(7)	Reviewing any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of using alternative methods under United States generally accepted accounting principles.

(8)	Reviewing the accounting, legal, and regulatory matters that may have a material effect on the Company’s financial statements and regulatory compliance policies and programs.

(9)	Reviewing the interim financial statements with the Company Chief Executive Officer, Chief Financial Officer and other appropriate members of management and the independent auditor prior to filing the Company Quarterly Report on Form 10-Q, and shall review with the Chief Executive Officer and Chief Financial Officer the content of any required certification related to the filing of the Form 10-Q. Also the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

(10)	Reviewing the year-end financial statements with the Company Chief Executive Officer, Chief Financial Officer and other appropriate members of management and the independent auditor prior to filing the Company Annual Report on Form 10-K, and shall review with the Chief Executive Officer and Chief Financial Officer the content of any required certification related to the filing of the Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

(11)	Preparing the “Audit Committee Report” required by the rules of the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

(12)	Reviewing and discussing the quarterly earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

(13)	Establishing and maintaining a “hotline” for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and ensure that such complaints are able to be submitted anonymously and confidentially.

(14)	Remaining completely accessible to the Chief Executive Officer, the Chief Financial Officer, the independent auditors, and management (both collectively and individually) to discuss any matters these persons believe should be discussed privately with the Committee.

 IV.     Resolutions

All proposed resolutions shall be prepared by the legal department in consultation with the tax and accounting departments, discussed and voted upon at the meetings or adopted by unanimous written consent.

V.	Evaluation of Performance of the Committee

The Committee shall evaluate its own performance on an annual basis, including its compliance with this charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate. The Committee shall review and reassess the Committee’s charter at least annually and submit the charter for annual approval of the Board.

 VI.     Disclosure of Charter

This Charter will be made available to any stockholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing or include the charter in the proxy statement.

VII.     Additional Authority.

The Committee shall have the authority, at its discretion, to call upon the Office of the Chairman to provide internal assistance from officers and other employees of the Company and its subsidiaries as may be appropriate to fulfill its duties and responsibilities.

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NEUROCRINE BIOSCIENCES, INC.

NEUROCRINE BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by action taken at a duly noticed meeting, adopted a resolution proposing and declaring advisable that the first paragraph of Article IV of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 115,000,000. The number of shares of Common Stock authorized is 110,000,000. The number of shares of Preferred Stock authorized is 5,000,000.”

SECOND: That pursuant to resolutions of its Board of Directors, the amendment proposed was considered at the next annual meeting of the stockholders of the Corporation. Such meeting was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this  th day of June, 2006.

By:	/s/ Margaret E. Valeur-Jensen
Margaret E. Valeur-Jensen
Executive Vice President, Secretary and
  General Counsel

APPENDIX C

NEUROCRINE BIOSCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated May 24, 2001, June 15, 2001 and November 7, 2005)

The following constitute the provisions of the Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) ‘‘Board” shall mean the Board of Directors of the Company.

(b) ‘‘Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) ‘‘Common Stock” shall mean the Common Stock of the Company.

(d) ‘‘Company” shall mean Neurocrine Biosciences, Inc. and any Designated Subsidiary of the Company.

(e) ‘‘Compensation” shall mean all regular straight time gross earnings but shall exclude variable compensation for field sales personnel, incentive bonuses, overtime, shift premium, lead pay and automobile allowances and other compensation.

(f) ‘‘Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) ‘‘Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) consecutive months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) ‘‘Enrollment Date” shall mean the first day of each Offering Period.

(i) ‘Exercise Date” shall mean the last Trading Day of each Purchase Period. The first Exercise Date shall be the last Trading Day on or before December 31, 1996.

(j) ‘Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(4) For purposes of the Enrollment Date of the first Offering Period, the Fair Market Value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

(k) ‘‘Offering Period” shall mean the period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1 and July 1 of each year and terminating on the last Trading Day in the periods ending up to six-months later (provided, however, that any employee with an Offering Period beginning before January 1, 2001, shall have an initial Offering Period of up to two-years). The first day of the first Offering Period shall be the effective date of the Company’s initial public offering of its Common Stock that is registered with the Securities and Exchange Commission. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l) ‘‘Plan” shall mean this Neurocrine Biosciences, Inc. Employee Stock Purchase Plan as amended hereby.

(m) ‘‘Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower. For purposes of Offering Periods commencing on or after January 1, 2006, “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

(n) ‘‘Purchase Period” shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall begin on the Enrollment Date and end with the next Exercise Date. The first Purchase Period of the first Offering Period shall begin on the first day of the first Offering Period and shall end on the first Exercise Date.

(o) ‘‘Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p) ‘‘Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q) ‘‘Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3. Eligibility.

(a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) if such option permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period beginning on the first Trading Day on or after July 1 and January 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The first day of the first Offering Period shall be the effective date of the Company’s initial public offering of its Common Stock that is registered with the Securities and Exchange Commission. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed fifteen percent (15%) of the participant’s Compensation during said Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the “Current Purchase Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the Purchase Price; provided, that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date; and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) Upon a participant’s ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be seven hundred and twenty five thousand (725,000), subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration.

(a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

(b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not “disinterested” as that term is used in Rule 16b-3.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

23. Automatic Transfer to Low Price Offering Period. To the extent permitted by Rule 16b-3 of the Exchange Act, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

24. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

25. Financial Reports. The Company shall provide to each Optionee, not less frequently than annually during the period such Optionee has one or more Options outstanding, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

EXHIBIT A

NEUROCRINE BIOSCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:

                Change in Payroll Deduction Rate

                Change of Beneficiary(ies)

1.	hereby elects to participate in the Neurocrine Biosciences, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (1-15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete “Neurocrine Biosciences, Inc. Employee Stock Purchase Plan.” I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Employee Stock Purchase Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to obtaining stockholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only): .

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)

(First)	(Middle)	(Last)

Relationship

(Address)

Employee’s Social

Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated: _ _
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

NEUROCRINE BIOSCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Neurocrine Biosciences, Inc. Employee Stock Purchase Plan which began on                    , 19      (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: _ _

AST PROXY DEPARTMENT 59 MAIDEN LANE NEW YORK, NY 10038	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Neurocrine Biosciences, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Neurocrine Biosciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NEBIO 1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROCRINE BIOSCIENCES, INC.

Vote on Directors
1.	To elect a three Class I Directors to the Board of Directors to serve for a term of three years;	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
Nominees:
(01) Joseph A. Mollica,Ph.D.
(02) Wylie W.Vale, Ph.D. (03) W.Thomas Mitchell

Vote on Proposals					For Against Abstain
2.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 50,000,000 shares to 110,000,000 shares;

3.	To approve an amendment to the Company’s 2003 Incentive Stock Plan, as amended, to increase the number of shares of common stock reserved for issuance from 3,300,000 to 4,300,000 shares;

4.	To approve the Amended and Restated Employee Stock Purchase Plan, which, as amended and restated, increases the number of shares of common stock reserved for issuance from 625,000 to 725,000 shares;

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

6.	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This Proxy is solicited on behalf of the Board of Directors
NEUROCRINE BIOSCIENCES, INC. 2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 30, 2006
The undersigned stockholder of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 30, 2006 and hereby appoints Gary A. Lyons and Paul W. Hawran, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of NEUROCRINE BIOSCIENCES, INC. to be held on June 30, 2006 at 8:30 a.m. local time, at the Company’s corporate headquarters located at 12790 El Camino Real, San Diego, California 92130, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, FOR THE AMENDMENT OF THE COMPANY’S 2003 INCENTIVE STOCK PLAN, FOR THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF CORPORATION AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF.
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)